EX-99.23.j.i

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated June 18, 2002 for the Paragon Dynamic Fortress Fund and the Paragon Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 35 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information of the Fund.



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McCurdy & Associates CPA's, Inc.

Westlake, Ohio
September 18, 2002